EXHIBIT 3

                                              Effective 1/24/94

                     ZENITH ELECTRONICS CORPORATION

                              BY-LAWS

                   ______________________________

                             ARTICLE I
                              OFFICES

	Section l. The registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

	Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II
                     MEETINGS OF STOCKHOLDERS

	Section 1.	All meetings of the stockholders for the election of
directors shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

	Section 2.	Annual meetings of stockholders shall be held on
such business day as the Board of Directors shall, by resolution, designate. At annual meetings, the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting.

	Section 3.	Written notice of the annual meeting stating the
place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than twenty nor more than sixty days before the date of the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section 3. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. Except as otherwise provided in Regulation 14A under the Securities Exchange Act of 1934, as amended, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the number of shares of common stock of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 3. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this
Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

	Section 4.	The officer who has charge of the stock ledger of the
corporation shall prepare and make, at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

	Section 5.	Special meetings of the stockholders, for any purpose
or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or president or a majority of the board of directors.

	Section 6.	Written notice of a special meeting of stockholders,
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

	Section 7.	Business transacted at any special meeting of
stockholders shall be limited to the purposes stated in the notice.

	Section 8.	The holders of a majority of the stock issued and
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

	Section 9.	When a quorum is present at any meeting, the vote of
the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

	Section 10.	Unless otherwise provided in the certificate of
incorporation and subject to statutory provisions relating to the fixing of record dates, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

	Section 11. (a) Any action which is required to be or may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice to stockholders and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the corporation's registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested.

	(b) Every written consent to corporate action shall bear the date of signature of each stockholder who signs the consent. Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware. Consents may be revoked by written notice (i) to the corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders"), if any, or (iii) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders.

	(c) Within three (3) business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in Section
228(c) of the General Corporation Law of the State of Delaware or the determination by the Board that the corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.

	Consents and/or revocations shall be delivered to the inspectors promptly upon receipt by the corporation, the Soliciting Stockholders, if any, or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the corporation, the Soliciting Stockholders, if any, their respective representatives or any other entity.
As soon as practicable after the earlier of (i) a written request therefor by the corporation or the Soliciting Stockholders sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware or (ii) a written request therefor by the corporation or the Soliciting Stockholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-Laws, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

	Unless the corporation and the Soliciting Stockholders, if any, shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders, if any, shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party, if any, in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders, if any, their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Stockholders, if any, issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders, if any, and the corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

	The corporation shall give prompt notice to the stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.


                              ARTICLE III
                               DIRECTORS

	Section 1.	The number of Directors which shall constitute the
whole Board shall be ten.  Directors need not be stockholders.  Each
Director shall hold office until his successor is elected and qualified. Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the meeting; provided however, that in the event that less than seventy-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the number of shares of common stock of the corporation which are beneficially owned by such stockholder. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these by-laws.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Anything in this Section 1 to the contrary notwithstanding, except as provided in the first three sentences of this
Section 1, this Section 1 shall not apply to or in any way restrict the rights of stockholders to elect directors by written consents without a meeting as provided in Section 228 of the General Corporation Law of the State of Delaware.

	Section 2.	Vacancies and newly created directorships resulting
from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

	Section 3. 	The business of the corporation shall be managed by
or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                      MEETING OF THE BOARD OF DIRECTORS

	Section 4.	The board of directors of the corporation may hold
meetings, both regular and special, either within or without the State of Delaware.

	Section 5.	The first meeting of each newly elected board of
directors shall be held immediately following and at the place of the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

	Section 6.	Regular meetings of the board of directors may be
held without notice at such time and at such place as shall from time to time be determined by the board.

	Section 7.	Special meetings of the board and meetings of any
committee of the board may be called by the chairman on one day notice to each director or committee member, either by telephone or by mail or by telegram; special meetings of the board of directors shall be called by the chairman or secretary in like manner and on like notice on the written request of two directors.

	Section 8.	At all meetings of the board a majority shall constitute
a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

	Section 9.	Any action required or permitted to be taken at any
meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing, or writings are filed with the minutes of proceedings of the board or committee.

	Section 10.	Members of the board of directors, or any committee
designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                       COMMITTEES OF DIRECTORS

	Section 11.	The board of directors may, by resolution passed by a
majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution and to the extent permitted by Delaware Law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

	Section 12.	Each committee shall report to the board of directors
on the actions taken at its meetings, but need not keep regular minutes thereof unless required to do so by the board of directors.

	Section 13.	There shall be an Executive Committee of the board
of directors of the Company. The board of directors shall, at its first meeting after the annual meeting of stockholders in each year, elect a chairman and other members of the Committee. The directors elected as members of the Executive Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Executive Committee shall, when the board is not in session, have and may exercise all of the authority of the board of directors in the management of the Company; provided, however, that the Executive
Committee shall not have the authority of the board of directors in reference to (1) amending the articles of incorporation, (2) adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations, (3) recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Company, (4) recommending to the stockholders a voluntary dissolution of the Company or a revocation thereof, (5) amending, altering or repealing the by-laws of the Company,
(6) electing or removing officers of the Company or members of the Executive Committee, (7) fixing the compensation of any member of the Executive Committee, (8) declaring dividends, (9) authorizing the issuance of stock, or (10) amending, altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee; provided further, that in the event of the death, disability or refusal to act of the chief executive officer or the chairman, the Executive Committee shall appoint a chief executive officer or a chairman who shall serve until the next meeting of the board of directors. Vacancies in the regular membership of the Executive Committee shall be filled by the board of directors.

                    COMPENSATION OF DIRECTORS

	Section 14.	The board of directors shall have the authority to fix
the compensation of directors.

                           ARTICLE IV
                            NOTICES

	Section 1.	Notices to stockholders shall be in writing and
delivered personally or mailed to the    stockholders at their addresses
appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

	Section 2.	Whenever any notice is required to be given under the
provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                               ARTICLE V
                               OFFICERS

	Section 1.	The officers of the corporation shall be chosen by the
board of directors and shall be a chief executive officer, a chairman, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, executive vice presidents, senior vice presidents, assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

	Section 2.  	The board of directors at its first meeting after each
annual meeting of stockholders shall choose a chairman from among the directors, and shall choose a chief executive officer, a president and one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the Board.

	Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

	Section 4.	The salaries of all officers of the corporation shall be
fixed by a committee appointed by the board of directors.

	Section 5.	The officers of the corporation shall hold office until
their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Except as otherwise provided in Section 13 of Article III, any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                      CHIEF EXECUTIVE OFFICER

	Section 6.	The chief executive officer of the corporation shall
have, under the direction of the board of directors, general charge of the affairs of the corporation. He shall see that all orders and resolutions of the board of directors are carried into effect. He may execute all contracts and agreements authorized by the board of directors and shall vote all shares of stock in other corporations standing in the name of the corporation. He may sign bonds, mortgages, certificates for shares of stock and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these by-laws, to some other officer or agent of the corporation. He shall from time to time report to the board of directors all matters within his knowledge which the interest of the corporation may require be brought to its notice. He shall have the general powers of supervision and shall be the final arbiter in all differences between all officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between officers of the corporation subject only to the board of directors; provided however, that in the event of differences between the chief executive officer and the chairman, the board of directors shall be the final arbiter.

                            THE CHAIRMAN

	Section 7.	The chairman shall act as chairman of all meetings of
stockholders and of the board of directors. The chairman shall from time to time report to the board of directors all matters within his knowledge which the interest of the corporation may require be brought to its notice. He shall have concurrent power with the chief executive officer and the president to execute all contracts and agreements authorized by the board of directors and shall have concurrent power with the chief executive officer and the president to vote all shares of stock in other corporations standing in the name of the corporation. He may sign bonds, mortgages, certificates for shares of stock and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these by-laws, to some other officer or agent of the corporation. In the absence of the chief executive officer or in the event of his death, disability or refusal to act, he shall have such other powers as are vested in the chief executive officer.



                          THE PRESIDENT

	Section 8.	The president shall have the direction and active
management of the business of the corporation under the general supervision of the chief executive officer. He shall have concurrent power with the chief executive officer and the chairman to execute all contracts and agreements authorized by the board of directors and shall have concurrent power with the chief executive officer and the chairman to vote all shares of stock in other corporations standing in the name of the corporation. He may sign bonds, mortgages, certificates for shares of stock and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these by-laws, to some other officer or agent of the corporation. In the absence of the chairman or in the event of his death, disability or refusal to act, (i) the president shall have such other powers as are vested in the chairman other than the power to act as chairman of meetings of the stockholders, and (ii) the board of directors shall separately designate the officer (which may be the president) who shall act as chairman of all meetings of stockholders and of the board of directors.

                        THE VICE PRESIDENTS

	Section 9.	The executive vice presidents, senior vice presidents
and vice presidents shall perform such duties and have such powers as may be prescribed by the board of directors.

                           THE SECRETARY

	Section 10.	The secretary shall keep the minutes of all meetings
of the board of directors, the minutes of all meetings of the stockholders, the minutes of all meetings of the committees, which from time to time may be appointed under authority of these by-laws, in books provided by the corporation for such purpose. He shall attend to the giving and serving of all notices of the corporation whereby meetings of the board of directors, stockholders and committees are assembled. He shall prepare all lists of stockholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Delaware. He may sign, with the chief executive officer or the chairman or the president or a vice president, in the name of the corporation, when authorized by the board of directors so to do, all contracts or other instruments requiring the seal of the corporation and may affix the seal thereto. He shall have concurrent power, acting alone or jointly, with the chief executive officer, the chairman, or the president to vote all shares of stock in other corporations the majority of the voting stock of which is owned by the corporation. He shall have charge of such books and such papers as the board of directors may direct. He shall, in general, perform all of the duties which are incident to the office of secretary of a corporation, subject at all times, to the direction and control of the board of directors.

                           THE TREASURER

	Section 11.	The treasurer shall have custody of all funds and
securities of the corporation. When necessary or proper he shall endorse for collection checks, drafts and other instruments for the payment of money and shall deposit them to the credit of the corporation in an authorized bank or depository. Whenever required by the board of directors, he shall render an account of his transactions. He shall perform all acts incident to the position of treasurer, subject to the control of the board of directors. He shall have such powers and perform such duties as may be assigned to him by the board of directors. He shall submit such reports and records to the board of directors as may be requested by them.

                           ARTICLE VI
                      CERTIFICATES OF STOCK

	Section 1.	The shares of the corporation shall be represented by
certificates signed by the chief executive officer or the chairman or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of the seal of the corporation. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. Any or all signatures on the certificate may be a facsimile. In case any officer of the corporation, transfer agent or registrar, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, transfer agent or registrar had not ceased to be such at the date of its issue.

                         LOST CERTIFICATES

	Section 2.	The board of directors may by resolution adopt such
procedures as it deems appropriate for the issuance of certificates to replace certificates which have been lost, stolen or destroyed.

                       TRANSFERS OF STOCK

	Section 3.	Upon surrender to the corporation or the transfer
agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        FIXING RECORD DATE

	Section 4.	In order that the corporation may determine the
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.



                           ARTICLE VII
                       GENERAL PROVISIONS
                           DIVIDENDS

	Section 1.	Dividends upon the capital stock of the corporation,
subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

	Section 2.	The board of directors may set apart out of any of the
funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

                          ANNUAL STATEMENT

	Section 3.	The chief executive officer shall present at each
annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                CHECKS

	Section 4.  	All checks or demands for money and notes of the
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                             FISCAL YEAR

	Section 5.	The fiscal year of the corporation shall be fixed by
resolution of the board of directors.

                                SEAL

	Section 6.	The corporate seal shall have inscribed thereon the
name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                           ARTICLE VIII
                         INDEMNIFICATION

	Section 1.	Each person who was or is a party or is threatened to
be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the action is by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation against expenses, (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time.

                           ARTICLE IX
                           AMENDMENTS

	Section 1.	These by-laws may be altered or repealed at any
regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.